POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and/or officers of Sandy Spring Bancorp, Inc., a corporation organized under the laws of the State of Maryland (the “Corporation”), hereby constitutes and appoints appointing Philip J. Mantua and Ronald E. Kuykendall and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Corporation’s common stock, par value $0.01 per share, to be issued in connection with the acquisition of CommerceFirst Bancorp, Inc., a Maryland corporation (“CommerceFirst”) in accordance with the terms of an Agreement and Plan of Merger dated as of December 20, 2011, between the Corporation and CommerceFirst, granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of March 16, 2012.

/s/ Daniel J. Schrider	President and Chief Executive Officer
Daniel J. Schrider	(Principal Executive Officer)

/s/ Philip J. Mantua	Executive Vice President and Chief Financial Officer
Philip J. Mantua	(Principal Financial and Accounting Officer)

/s/ Mark E. Friis	Director
Mark E. Friis

/s/ Susan D. Goff	Director
Susan D. Goff

/s/ Solomon Graham	Director
Solomon Graham

/s/ Robert E. Henel, Jr.	Director
Robert E. Henel, Jr.

/s/ Pamela A. Little	Director
Pamela A. Little

/s/ Gary Nakamoto	Director
Gary Nakamoto

/s/ Robert L. Orndorff	Director
Robert L. Orndorff

/s/ David E. Rippeon	Director
David E. Rippeon

/s/ Craig A. Ruppert	Director
Craig A. Ruppert

/s/ Dennis A. Starliper	Director
Dennis A. Starliper